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                                                                Exhibit 99.1


                         CHARTER OF THE AUDIT COMMITTEE

This Charter of the Audit Committee (the "Committee") has been adopted by the Board of Directors (the "Board") of Validus Holdings, Ltd. (the "Company").

A.       PURPOSE

The purpose of the Committee is to assist the Board in its oversight of (i) the integrity of the Company's financial statements and the Company's system of internal controls, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence and (iv) the performance of the Company's internal audit functions and independent auditors. In fulfilling its purpose, the Committee shall maintain free and open communication with the Company's independent auditors, internal auditors and management.

The Committee shall prepare the report required to be included in the Company's annual proxy statement.

B.       DUTIES AND RESPONSIBILITIES

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

         1. To directly appoint, retain, compensate and oversee the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and to resolve any disagreements between management and the independent auditors regarding financial reporting. The Committee shall inform the Company's independent auditors that such firm must report directly to the Committee. The Committee may terminate the independent auditors in its sole discretion. The Committee may take into account the opinions of management in its dealings with the independent auditors.

         2. To establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. The Committee shall handle all such complaints in accordance with the Company's procedures.

         3. To obtain and review, on an annual basis, a written report from the independent auditors describing (i) the auditing firm's internal quality control procedures, (ii) any material issues raised by the auditing firm's most recent internal quality-control review or peer reviews, or any inquiry or investigation by governmental or professional authorities within the preceding five years, relating to any independent audit conducted by the auditing firm, and the steps taken to deal with such issues and (iii) in order to assess independence, all relationships between the independent auditors and the Company.

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         4.       To annually evaluate the experience, qualifications,
                  performance and independence of the independent auditors, including their lead partners. The Committee should assure the regular rotation of the audit partners, including the lead and concurring audit partners, as required by applicable laws, rules and regulations. The Committee should consider whether there should be regular rotation of the independent auditors. The Committee may take into account the opinions of management and the internal auditors in its evaluation of the independent auditors. The Committee should present its conclusions with respect to the independent auditors to the full Board.

         5. To meet to review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

         6. To discuss with management, the independent auditors and the internal auditors the internal control report required to be included in the Company's Annual Report on Form 10-K.

         7. To discuss with management the Company's earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. The Committee should pay particular attention to any use of "pro forma" or "adjusted" non-GAAP information. The Committee may discuss the types of information to be disclosed and the types of presentations to be made generally and need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

         8. To periodically meet separately with management, the internal auditors and the independent auditors.

         9. To review with the independent auditors the year-end audit and any audit problems or difficulties, together with management's responses, in connection with such audit, including any restrictions on the scope of the independent auditors' activities or on access to requested information and any significant disagreements with management. The Committee should review any accounting adjustments that were noted or proposed by the independent auditor but were "passed" as immaterial or otherwise, any communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement and any management or internal control letter issued or to be issued by the independent auditors.

         10. To establish clear guidelines for the hiring of current or former employees of the Company's independent auditors.


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         11.      To report regularly to the Board. The Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

         12. To review major issues regarding accounting principles, policies, practices and judgments and financial statement presentations, including (i) any significant changes to the Company's selection or application of accounting principles,
                  (ii) the adequacy and effectiveness of the Company's internal controls and (iii) any special audit steps adopted in light of material control deficiencies.

         13. To review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

         14. To review the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company's financial statements.

         15. To review and periodically discuss with the Board the adequacy and effectiveness of the Company's internal audit function, internal control structure and procedures for financial reporting.

         16. To discuss with the independent auditors any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 not otherwise addressed in this Charter. The Committee also shall receive the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

         17. To review management's annual report on internal control over financial reporting. The Committee also should periodically discuss with the Chief Executive Officer and Chief Financial Officer (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal control over financial reporting.

         18. To pre-approve all auditing services and permissible non-audit services provided by the independent auditors. The Committee also shall establish and periodically review pre-approval policies and procedures for all auditing services and permissible non-audit services provided by the independent auditors.

         19. To discuss with the independent auditors prior to their audit report (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of


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                  the use of such alternative treatments and the treatment
                  preferred by the accounting firm, and (iii) other material written communications between the accounting firm and management.

         20. To discuss with management and the independent auditors the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates in its financial statements.

         21. To discuss with management the responsiveness of the independent auditors to the Company's needs.

         22. To review the independent auditors' audit plan, including its scope, staffing, locations, reliance upon management and general audit approach.

         23. To review and discuss with the independent auditors the quality of the Company's financial and auditing personnel and the responsibilities, budget and staffing of the Company's internal audit function.

         24. To obtain from the independent auditor assurance it has complied with the provisions of Section 10A (b) of the Securities Exchange Act of 1934.

         25. To review with the Company's legal counsel on an annual basis, or more frequently as circumstances dictate, any legal matters that could have a significant impact on the Company's financial statements or the Company's compliance with applicable laws, rules and regulations, any breaches of fiduciary duties and inquiries received from regulators or governmental agencies.

         26. To conduct any investigation appropriate to fulfill its responsibilities with the authority to have direct access to the independent auditors as well as anyone in the Company.

         27. To keep abreast of new accounting and reporting standards promulgated by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the SEC and other relevant standard setting bodies.

         28. To discuss with management, the independent auditor and any external actuary retained by the Company the reserving methodology and process of the Company and the Company's reserves, together with internal or external reports or studies.

         29. To review the Company's disclosure controls and procedures and internal controls and review disclosures by the Company's Chief Executive Officer and Chief Financial Officer in connection with their certifications required under the Securities Exchange Act of 1934, as amended, the rules of the New York Stock Exchange and other applicable laws, rules or regulations.

         30. To discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including


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                  the Company's risk assessment and risk management policies.
                  Other committees of the Board may also review such risk assessment and risk management policies.

         31. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         32. Recommend to the Board policies and procedures for the review, approval or ratification of related party transactions required to be reported in the Company's proxy statement. The Committee shall at least annually review such policies and procedures and make recommendations to the Board for changes they may deem appropriate.

         33. To perform any other activities consistent with this Charter, the Company's charter and bye-laws and applicable laws, rules and regulations as the Board deems appropriate.

         34. To delegate any of its responsibility to subcommittees as the Committee may deem appropriate in its sole discretion.

C.       OUTSIDE ADVISORS

The Committee shall have access to and authority to retain independent advisors, including legal counsel, external auditors and financial advisors, if and when it deems necessary to perform its duties. The Committee shall retain these advisors without seeking Board approval and shall have sole authority to approve related fees and retention terms.

D.       ANNUAL PERFORMANCE EVALUATION

The Committee shall conduct an annual self-performance evaluation, including an evaluation of its compliance with this Charter. The Committee shall report on its annual self-performance evaluation to the Board.

E.       MEMBERSHIP

The Committee shall consist of no fewer than three (3) directors, as determined by the Board. All Committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one of them shall be an "audit committee financial expert" as defined in applicable laws, rules or regulations. The members of the Committee shall meet the independence, experience and other requirements of the New York Stock Exchange and shall comply with any other requirements set forth in applicable laws, rules and regulations. Without the consent of the Corporate Governance and Nominating Committee, committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Committee members shall be appointed annually by a majority vote of the Board on the recommendation of the Corporate Governance and Nominating Committee. Each prospective Committee


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member shall carefully evaluate existing time demands before accepting Committee membership. The Committee members may be removed, with or without cause, by a majority vote of the Board.

F.       CHAIRMAN

The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee and cast a vote to resolve any ties.

G.       MEETINGS

The Committee shall meet at least one (1) time per quarter or more frequently as circumstances dictate. The Committee shall meet periodically with management (including the CEO and CFO where required by applicable law or otherwise as appropriate), the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. All Committee members shall strive to be present at all Committee meetings.

The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least twenty-four (24) hours prior to the meeting. A majority of the Committee members, acting in person or by duly authorized representative, shall constitute a quorum. The Committee shall act by majority vote. The Committee meetings shall follow a set agenda established by the Committee chairman in consultation with the Chairman of the Board. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

H.       INTERPRETATION

For the avoidance of doubt, while the Committee has the responsibilities and powers set forth in this Charter, nothing in this Charter should be interpreted as creating any duty or obligation on the part of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Also, nothing herein should be construed as imposing on the Committee responsibility to ensure compliance with laws and regulations and the Company's Code of Business Conduct, or to set or determine the adequacy of the Company's reserves. All such matters are the responsibilities of management and the independent auditor, as appropriate.
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